UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2014

FOOD TECHNOLOGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Florida	0-19047	59-2618503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 Prairie Mine Road Mulberry, Florida	33860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (863) 425-0039

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 4, 2014, Food Technology Service, Inc., a Florida corporation (“FTSI” or the “Company”), held a special meeting of shareholders to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2013, by and among the Company, Sterigenics Florida Acquisition Corp., a Florida corporation (“Merger Sub”), and Sterigenics U.S., LLC, a Delaware limited liability company (“Parent”). At the special meeting, the Company’s shareholders approved the adoption of the Merger Agreement and approved the executive compensation that may be paid or become payable in connection with the Merger (as defined below).

On March 5, 2014, the Company completed the Merger. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent is a direct wholly-owned subsidiary of Sterigenics International, LLC (“Sterigenics”), which in turn is an indirect portfolio company of private equity funds managed by GTCR LLC (“GTCR”).

Pursuant to the Merger Agreement, each share of issued and outstanding Company common stock, par value $0.01 per share (“Common Stock”), outstanding at the effective time of the Merger (excluding Common Stock with respect to which appraisal rights under Florida law were properly exercised and not withdrawn and any Common Stock held by Parent or any of its affiliates) was automatically converted into the right to receive $7.23 in cash, without interest and less any applicable withholding tax (the “Merger Consideration”). All such shares of Common Stock converted into the right to receive the Merger Consideration were automatically cancelled and have ceased to exist, and such holders of Common Stock have ceased to have any rights as a shareholder, except the right to receive the Merger Consideration.

Additionally, at the effective time of the Merger, each outstanding stock option, whether or not then exercisable, was cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $7.23 over such option’s exercise price). Each outstanding stock option that had an exercise price equal to or greater than $7.23 was cancelled without the right to receive any cash payment or other consideration.

The total amount of funds necessary to pay the aggregate consideration under the Merger Agreement was approximately $21 million. Parent funded the merger consideration with existing cash on hand.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. In connection with the closing of the Merger, FTSI notified the NASDAQ Capital Market (“NASDAQ”) on March 5, 2014 of the completion of the Merger and requested that trading of the Company’s Common Stock be suspended as of the close of business on March 5, 2014, and that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, which will occur ten days after its filing, the Company expects to file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in the Introductory Note, Item 3.01, and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information contained in the Introductory Note, Item 3.01, Item 5.02, and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and as contemplated by the Merger Agreement, each of the members of the Company’s Board of Directors resigned effective as of the Effective Time. Under the Merger Agreement, each of the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Surviving Corporation following the Effective Time.

Pursuant to a transitional employment agreement, dated as of March 5, 2014, Richard G. Hunter, Ph.D., FTSI’s President, Chief Executive Officer and Chief Financial Officer prior to the effective time of the Merger, became General Manager of the Company as of March 5, 2014.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the articles of incorporation of the Company as in effect immediately prior to the Merger was amended and restated in its entirety to read in substantially the form as the articles of incorporation of Merger Sub. A copy of the restated articles of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of the Company as in effect immediately prior to the Merger were amended and restated in their entirety to read in substantially the form as the bylaws of Merger Sub. A copy of the restated bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 4, 2014, the Company held a special meeting of shareholders in connection with the Merger. At the special meeting, the Company’s shareholders approved the adoption of the Merger Agreement and approved the executive compensation that may be paid or become payable in connection with the Merger. Because the holders of a majority of the outstanding shares of the Company’s common stock voted at the special meeting to adopt the Merger Agreement and approve the executive compensation, the proposal to adjourn the special meeting was not submitted for a vote.

Of the 2,837,133 shares of Common Stock outstanding as of January 27, 2014, the record date, 1,927,273 shares were represented at the special meeting either in person or by proxy. The inspector of elections reported the vote of shareholders as follows:

Proposal 1: Approval of the adoption of the Merger Agreement.

For	Against	Abstain
1,875,792	71,683	3,708

Proposal 2: Approval of executive compensation that may be paid or become payable in connection with the Merger.

For	Against	Abstain
1,658,432	161,487	131,264

Proposal 3: Approval of any adjournment or postponement of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

For	Against	Abstain
N/A	N/A	N/A

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Food Technology Service, Inc., dated March 5, 2014

3.2	Restated Bylaws of Food Technology Service, Inc., dated March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOD TECHNOLOGY SERVICE, INC.
March 7, 2014

	By:	/s/ Corey H. Grauer
		Name:	Corey H. Grauer
		Title:	Vice President and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Food Technology Service, Inc., dated March 5, 2014

3.2	Restated Bylaws of Food Technology Service, Inc., dated March 5, 2014